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                                                                     Exhibit 3

                        CONFIDENTIAL DISCLOSURE AGREEMENT


This Confidential Disclosure Agreement is entered into as of the 11th day of January, 1999, by and between Endogen, Inc., a Massachusetts Corporation (the "Disclosing Party") and Pierce Chemical Co. (the "Recipient"). In connection with the Recipient's desire to obtain certain information from the Disclosing Party so that the Recipient may explore the possibility of entering into a transaction with the Disclosing Party (which may include a financial investment in the shares or assets of the Disclosing Party) (the "Transaction"), the Disclosing Party has furnished and is furnishing to the Recipient certain information and in connection with such disclosure, the parties desire to keep such information confidential. Intending to be legally bound hereby, the parties mutually agree as follows:

         1. "Confidential Information" means all documents and other information provided by Disclosing Party to the Recipient, both orally and in writing, whether provided before or after the date of this Agreement, whether tangible or intangible, and in whatever form or medium provided, as well as all information generated by the Recipient or by its officers, directors, partners, employees, agents or representatives (collectively, "Representatives"), that contains, reflects or is derived from the information provided. In consideration of the Disclosing Party's disclosure to the Recipient of the Confidential Information, the Recipient agrees that it will keep the Confidential Information confidential and that the Confidential Information will not, without the prior written consent of the Disclosing Party, be disclosed by the Recipient or any of its Representatives in any manner whatsoever, in whole or in part, and shall not be used by the Recipient or by any of its Representatives other than in connection with the Transaction. Moreover, the Recipient agrees to transmit the Confidential Information only to such of the Representatives of the Recipient who need to know the Confidential Information for the sole purpose of assisting the Recipient in evaluating the Transaction, which Representatives shall be informed of this Agreement and who shall have agreed in writing to be bound by the terms hereof as if a party hereto. In any event, the Recipient shall be fully liable for any breach of this Agreement by any of its Representatives. Without the prior written consent of the Disclosing Party, neither the Recipient nor any of its Representatives shall disclose to any person the fact that the Recipient has received any of the Confidential Information or that discussions or negotiations are occurring regarding the Transaction, including the status thereof.

         2. The Recipient agrees that, at the conclusion of its review of the Confidential Information, or within three business days of the Disclosing Party's request, all copies of the Confidential Information in any form whatsoever (including without limitation any reports, memoranda or other material prepared by the Recipient or at its direction) shall be re-delivered by the Recipient and its Representatives back to the Disclosing Party. However, the Recipient may retain one copy of the Confidential Information in the files of its legal department, to be used solely in the event there is a dispute regarding compliance with this Agreement.

         3. In the event that the Recipient or anyone to whom it supplies the Confidential Information receives a request to disclose all or any part of the Confidential Information under the terms of a subpoena or order issued by a court or by a governmental body, the Recipient agrees:

              (a) to notify the Disclosing Party immediately of the existence, terms and circumstances surrounding such request;

              (b) to consult with the Disclosing Party on the advisability of taking legally available steps to resist or narrow such request; and

              (c) if disclosure of such Confidential Information is required to prevent the Recipient from being held in contempt or subject to other penalty, to furnish only such portion of the Confidential Information as, in the written opinion of counsel satisfactory to Disclosing Party, the Recipient is legally compelled to disclose and to exercise its best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to the disclosed Confidential Information.


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         4.   During the term of this Agreement, and for a period of two (2)
years after the termination of this Agreement or any extension thereof, the Recipient shall use the same level of care, but not less than a reasonable level of care, to prevent the use or disclosure of Confidential Information received under this Agreement as it exercises in protecting its own information of similar nature and shall maintain the confidentiality of any Confidential Information received from the other party under this Agreement, except insofar as written approval, signed by an authorized representative, is obtained; provided, however, that the foregoing obligation of confidentiality shall not apply to any portion of the Confidential Information which:

              (a) is or become public knowledge other than through the unauthorized disclosure of the Recipient;

              (b) was known to the Recipient, before receipt from the disclosing party, under this Agreement;

              (c) is received legally without restriction on disclosure from a third party who has the right to make such disclosure; or

              (d) subject to Paragraph 3 above, is required to be disclosed in order to comply with a judicial order or decree or with any law or regulation of any governmental authority.

         5. Neither the Disclosing Party nor any of its Representatives has made or makes any representation or warranty as to the accuracy or completeness of the Confidential Information and the Recipient shall make its own independent evaluation of the Confidential Information to determine its interest in the Transaction. The Recipient agrees that neither the Disclosing Party nor its Representatives shall have any liability to it or any of its Representatives resulting from the provision or use of the Confidential Information.

         6. Because any breach of the provisions of this Agreement would have an irreparable and immediate material adverse effect upon Disclosing Party, the effects of which could continue for many years, and because the monetary impact of any such breach may be difficult or impossible to measure or in any event could not make the Disclosing Party whole, the parties recognize and acknowledge that irreparable damage may result in the event that such provisions are not specifically enforced. Accordingly, if any dispute arises regarding compliance with the terms of this Agreement, the parties agree that the Disclosing Party shall be entitled, in addition to any other remedy to which it may be entitled at law or in equity, without showing actual damage, to a temporary or permanent injunction or injunctions with respect to non-compliance with such provisions pending determination of such controversy and that no bond or other security shall be required in connection with such action. If any dispute arises concerning the rights and obligations of any party under this Agreement, such right or obligation shall be enforceable by a decree of specific performance. In each case, neither the Recipient nor its Representatives will oppose the granting of any such relief, and such remedies shall be available against any breach or threatened breach of this Agreement. The remedies provided herein are cumulative and not exclusive of any other remedies provided at law or equity and no failure or delay by the Disclosing Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof. The Recipient also agrees to reimburse the Disclosing Party for all costs and expenses, including attorneys' fees, incurred by the Disclosing Party in attempting to enforce the obligations of the Recipient or any of its Representatives hereunder.

         7. The Recipient agrees that, until and unless a definitive agreement between the Disclosing Party and the Recipient with respect to the Transaction has been executed and delivered, neither the Disclosing Party nor the Recipient will be under any legal obligation of any kind whatsoever with respect to the Transaction by virtue of this or any other written or oral expression by it or by any of its Representatives except, in the case of this Agreement, for the matters specifically agreed to herein. This Agreement may be modified or waived only by a separate writing by the Disclosing Party and by the Recipient expressly so modifying or waiving such Agreement.


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         8.   THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE
WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS APPLICABLE TO CONTRACTS BETWEEN RESIDENTS OF THE COMMONWEALTH OF MASSACHUSETTS THAT ARE TO BE WHOLLY PERFORMED WITHIN SUCH STATE. THE RECIPIENT AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATED IN ANY WAY TO THIS AGREEMENT SHALL BE BROUGHT SOLELY IN A COURT OF COMPETENT JURISDICTION SITTING IN THE CITY OF BOSTON, COMMONWEALTH OF MASSACHUSETTS. THE RECIPIENT HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE JURISDICTION OF ANY SUCH COURT AND HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING IN ANY SUCH COURT, ANY OBJECTION TO VENUE WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING AND ANY RIGHT OF JURISDICTION ON ACCOUNT OF THE PLACE OF RESIDENCE OR DOMICILE OF ANY PARTY THERETO. THE RECIPIENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE INFORMATION OR THE TRANSACTION.


Accepted and agreed to:

Endogen, Inc.
(the "DISCLOSING PARTY")


By: /s/Owen A. Dempsey
   --------------------------

Title: President & CEO
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Date: January 12, 1999
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Pierce Chemical Co.
3747 North Meridian Rd.
Rockford, IL  61105


By: /s/Robb Anderson
   --------------------------
   Name

Title: President
      -----------------------
      Title

Date: 1/11/99
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